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                                                                      EXHIBIT 23


                             BARRY L. FRIEDMAN, P.C.
                           Certified Public Accountant


1582 TULITA DRIVE                                          OFFICE (702) 361-8414
LAS VEGAS, NEVADA 89123                                   FAX NO. (702) 896-0278


To Whom It May Concern:                                             May 28, 1999

     The firm of Barry L. Friedman, P.C., Certified Public Accountant consents to the inclusion of their report of May 28, 1999, on the Financial Statements of SACIO, INC., as of March 31, 1999, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.


Very truly yours,



/s/ BARRY L. FRIEDMAN
    ------------------------------------
    Barry L. Friedman
    Certified Public Accountant